AGREEMENT AND PLAN OF MERGER

by and among

Inventtech, Inc.,

Flex Merger Acquisition Sub, Inc.,

and

Flex Power Generation, Inc.

dated as of April 16, 2013

______________________________________________

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4.11.	Tax Returns and Tax Payments	17
4.12.	Environmental Matters	17
4.13.	Material Contract Defaults	18
4.14.	Accounts Receivable	18
4.15.	Properties	18
4.16.	Intellectual Property	18
4.17.	Board Determination	18
4.18.	Required Parent Share Issuance Approval	18
4.19.	Undisclosed Liabilities	18
4.20.	Stockholder Affiliate	19
4.21.	Full Disclosure	19
ARTICLE 5 COVENANTS OF THE COMPANY		19
5.1.	Conduct of the Company Business	19
5.2.	Stockholder Approval	19
5.3.	Satisfaction of Conditions Precedent	20
5.4.	No Other Negotiations	20
5.5.	Access	20
5.6.	Notification of Certain Matters	21
ARTICLE 6 COVENANTS OF PARENT		21
6.1.	Obligations of Merger Sub	21
6.2.	Conduct of the Parent Business	21
6.3.	Access	21
6.4.	Notification of Certain Matters	22
6.5.	Director and Officer Appointments and Resignations; Amendments to Articles of Incorporation and Bylaws of Parent; Forward Stock Split.	22
6.6.	Satisfaction of Conditions Precedent.	22
6.7.	Equity Incentive Plan.	22
6.8.	No other Negotiations	22
ARTICLE 7 COVENANTS OF PARENT AND THE COMPANY		23
7.1.	Notices of Certain Events	23
7.2.	Public Announcements; Confidentiality	23
7.3.	Transfer Taxes	24
7.4.	Reasonable Efforts	24
7.5.	Fees and Expenses	24
7.6.	Transfer Restrictions.	24
7.7.	Current Report; Registration Statement	25
ARTICLE 8 CONDITIONS TO MERGER		25
8.1.	Condition to Obligation of Each Party to Effect the Merger	25
8.2.	Additional Conditions to Obligations of Parent and Merger Sub	26
8.3.	Additional Conditions to Obligations of the Company	27
ARTICLE 9 TERMINATION		28
9.1.	Termination	28
9.2.	Notice of Termination	29
9.3.	Effect of Termination	29
ARTICLE 10 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS		29
ARTICLE 11 GENERAL PROVISIONS		29
11.1.	Notices	29
11.2.	Amendment	30
11.3.	Waiver	30

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11.4.	Failure or Indulgence Not Waiver; Remedies Cumulative	30
11.5.	Headings	30
11.6.	Severability	30
11.7.	Entire Agreement	31
11.8.	Assignment	31
11.9.	Parties In Interest	31
11.10.	Governing Law	31
11.11.	Counterparts	31
11.12.	Attorneys Fees	31
11.13.	Representation	31
11.14.	Drafting	32
11.15.	Interpretation	32

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this or the “Agreement”), is made and entered into as of April 16, 2013, by and among Inventtech, Inc., a Nevada corporation (“Parent”), Flex Merger Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Flex Power Generation, Inc., a Delaware corporation (the “Company”). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

WHEREAS, the respective Boards of Directors of Parent, Merger Sub, and the Company have determined that it is in the best interest of each company and its respective stockholders to consummate the business combination transaction provided for herein in which Merger Sub would merge with and into the Company (the “Merger”), with the Company surviving the Merger upon the terms and subject to the conditions set forth herein;

WHEREAS, the respective Boards of Directors of Parent, Merger Sub, and the Company have approved this Agreement, the Merger, and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement in accordance with the Delaware General Corporation Law (the “DGCL”) and their respective charter documents;

WHEREAS, each of Parent, Merger Sub, and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe various conditions to the consummation thereof; and

WHEREAS, for federal income tax purposes, the parties intend that the Merger shall qualify as reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

THE MERGER

1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Also at the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes referred to herein as the “Surviving Corporation”) and shall succeed to and assume all the rights, properties, liabilities and obligations of Merger Sub in accordance with the DGCL.

1.2. Closing. Upon the terms and subject to the conditions set forth herein and unless this Agreement has been terminated pursuant to its terms, the closing of the Merger (the “Closing”) shall take place at the offices of Greenberg Traurig LLP located at 1201 K Street, Suite 1100, Sacramento, CA 95814 at the date and time to be specified by the parties hereto, which date shall be no later than three (3) business days after the date on which the conditions to Closing set forth in Article 9 of this Agreement shall have been satisfied or, to the extent permitted hereunder, waived by the appropriate party (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions) or at such other time, date or location as the parties hereto agree. The date on which the Closing actually occurs and the transactions contemplated hereby become effective is hereinafter referred to as the “Closing Date.” At the time of the Closing, Parent, Merger Sub and the Company shall deliver the certificates and other documents and instruments required to be delivered hereunder.

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1.3. Effective Time of the Merger. Subject to the provisions of this Agreement, at the Closing, the parties hereto shall (a) cause a certificate of merger in substantially the form of Exhibit B (the “Delaware Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware, as provided in Section 252 of the DGCL and (b) take all such other and further actions as may be required by the DGCL or other applicable Law to make the Merger effective. The Merger shall become effective as of the date and time of the filing of the Delaware Certificate of Merger or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Delaware Certificate of Merger in accordance with relevant provisions of the DGCL. The date and time of such effectiveness are referred to herein as the “Effective Time.”

1.4. Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as set forth herein and as provided in the applicable provisions of the DGCL.

1.5. Certificate of Incorporation and Bylaws of the Surviving Corporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time and as amended by the Delaware Certificate of Merger shall, from and after the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable Law. The Bylaws of the Company as in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable Law.

1.6. Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.

ARTICLE 2

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF COMPANY AND MERGER SUB

2.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or any holder of capital stock of Parent, Merger Sub or the Company:

(a) Capital Stock of Merger Sub. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid, and nonassessable share of common stock of the Surviving Corporation. Such newly issued shares shall as of the Effective Time constitute all of the issued and outstanding capital stock of the Surviving Corporation.

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(b) Conversion of the Company Common Stock. Subject to other provisions of this Article 2:

(i) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (individually, a “Share”; and collectively, the “Shares”), including any Shares issued upon the conversion of Preferred Stock of the Company described in Section 8.1(c), but excluding (i) Shares held by the Company, (ii) Shares held by Parent, Merger Sub or any other Subsidiary or parent of Parent or Merger Sub, if any, and (iii) Dissenting Shares, shall, by virtue of the Merger, be converted automatically into the right to receive one validly issued, fully paid, and non-assessable share of Parent Common Stock (collectively, the “Merger Consideration”). It is the parties’ intent that, as of the Effective Time, the shares of Parent Common Stock constituting the Merger Consideration, in the aggregate, will represent sixty-five percent (65%) of the aggregate issued and outstanding shares of Parent Common Stock (calculated assuming (x) the grants by the Company and the exercise by the holders thereof of (i) warrants for the purchase of shares of Company Common Stock in an amount equal to four percent (4%) of the shares issued in the private offering referenced in Section 8.3(f) hereof to those investors to whom Roth Capital Partners, LLC introduced to the Company, which warrants may be granted after the date of this Agreement but prior to the Effective Time and (ii) options for the purchase of 148,015 shares of Company Common Stock that are reserved for grant to the Company’s employees and other service providers that may be granted after the date of this Agreement and (y) the inclusion of 1,251,985 shares of Company Common Stock that were issued pursuant to the exercise of options granted by the Company to various employees and other service providers, which grants and exercises occurred prior to the date of this Agreement).

(ii) The Shares and the holders thereof shall be set forth on a Merger Consideration certificate to be delivered by the Company to Parent at or prior to the Closing (the “Merger Consideration Certificate”). Parent and the Surviving Corporation shall be entitled to rely on the Merger Consideration Certificate in connection with issuance of certificates representing the Merger Consideration pursuant to Section 2.2.

(iii) At the Effective Time, all Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and, subject to Section 2.3, each holder of a certificate formerly representing any Shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any certificates representing such holder’s Shares, a certificate or certificates representing the Merger Consideration to which such holder is entitled.

(iv) At the Effective Time, each Share held by the Company as treasury stock or held by Parent, Merger Sub or any Subsidiary or parent of Parent, Merger Sub or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled, retired and cease to exist, and no consideration shall be delivered with respect thereto.

2.2. Issuance.

(a) Promptly after the Effective Time, Parent shall distribute the Merger Consideration to holders of Shares by issuance of certificates in accordance with the Merger Consideration Certificate and the applicable provisions of the Nevada Revised Statutes (the “NRS”). Prior to the Effective Time, Parent shall take all steps necessary, including with respect to notices and communications with Parent’s transfer agent, to enable compliance with the foregoing.

(b) If any portion of the Merger Consideration is to be issued to a Person other than the registered holder of the Shares represented by the certificates surrendered in exchange therefor, it shall be a condition to such issuance that the certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to Parent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder of such Shares or establish to the reasonable satisfaction of Parent that such tax has been paid or is not payable.

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(c) All Merger Consideration paid upon the surrender of certificates representing Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such certificates, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation.

(d) Notwithstanding anything to the contrary in this Section 2.3, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to and in accordance with the requirements of applicable abandoned property, escheat or similar Laws.

2.3. Dissenting Shares.

(a) Notwithstanding Section 2.1, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of, or consented in writing to, the Merger and who has properly exercised appraisal rights of such Shares in accordance with Section 262 of the DGCL (such Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such Shares) shall not be converted into the right to receive any portion of the Merger Consideration as provided in Section 2.1(b) of this Agreement, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to an appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled pursuant to Section 2.1(b), upon surrender of such holder’s certificate formerly representing such Shares.

(b) The Company shall give Parent prompt notice of any demands received by the Company for the appraisal of Shares, and Parent shall have the right to consult with the Company regarding all negotiations and proceedings with respect to such demands. The Company shall not make any such payment without Parent’s prior written consent (not to be unreasonably withheld, delayed, denied, or conditioned).

2.4. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or Assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or Assets in the Surviving Corporation or otherwise carry out the transactions contemplated by this Agreement.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedules delivered by the Company to Parent and Merger Sub (the “Company Disclosure Schedule”) prior to the execution of this Agreement:

3.1. Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted. The Company holds, to the extent legally required to operate its business as such business is being operated as of the date hereof, all Permits, except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a Material Adverse Effect.

3.2. Subsidiaries. The Company has no Subsidiaries.

3.3. Capital Structure of the Company. As of the date of this Agreement, the number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of capital stock reserved for issuance under the Company’s various option and incentive plans is specified on Schedule 3.3. Schedule 3.3 also sets forth the number of issued and outstanding shares of Company Common Stock on a pro forma basis as of immediately prior to the Effective Time assuming consummation of the Preferred Conversion and assuming (i) the sale of the minimum number of shares of Company Common Stock in the private offering described in Section 8.3(f) and (ii) the sale of the maximum number of shares of Company Common Stock in the private offering described in Section 8.3(f). All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Schedule 3.3, not subject to preemptive rights. Except for shares of Company Common Stock and as set forth on Schedule 3.3, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. As of immediately prior to the Effective Time, there will be no outstanding indebtedness of the Company convertible into shares of capital stock of the Company. Except as set forth in Schedule 3.3, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. Except as set forth on Schedule 3.3, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

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3.4. Corporate Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the approval of its stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of the Company under, (i) the Certificate of Incorporation, Bylaws or other organizational or charter documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to the Company, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect with respect to the Company or would not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

3.5. Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except any filings required under the DGCL, the Securities Act, Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), or any applicable state securities or “blue sky” laws.

3.6. Financial Statements.

(a) At or prior to Closing, Parent will have received a copy of the audited financial statements of the Company for the fiscal years ended December 31, 2011 and 2012 (collectively, the “Company Financial Statements”). The Company Financial Statements fairly present in all material respects the financial position of the Company at the dates indicated and its results of operations and cash flows for the periods then ended and, to the Knowledge of the Company, except as indicated therein, reflect, as of the dates indicated, all debts and liabilities of the Company, fixed or contingent, and of a nature required to be disclosed on a balance sheet, that are, individually or in the aggregate, material to the business, results of operation, or financial condition of the Company.

(b) Since January 1, 2013 (the “Company Balance Sheet Date”), there has been no Material Adverse Effect with respect to the Company.

(c) Except as set forth on Schedule 3.6 or as contemplated by this Agreement, since the Company Balance Sheet Date, the Company has not (i) issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company or (ii) granted, or agreed to grant, any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company.

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3.7. Absence of Certain Changes or Events. Except as set forth on Schedule 3.7 or in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice and there is not and has not been any:

(a) event, which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 without prior consent of Parent;

(b) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement;

(c) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(d) creation or other incurrence by the Company of any Lien on any asset other than in the ordinary course consistent with past practices;

(e) labor dispute, other than routine, individual grievances, or, to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages or, to the Knowledge of the Company, threats by or with respect to such employees to do any of the foregoing;

(f) payment, prepayment or discharge of any material liability other than in the ordinary course of business or any failure to pay any material liability when due;

(g) material write-offs or write-downs of any Assets of the Company;

(h) damage, destruction or loss of any Assets of the Company having, or reasonably expected to have, a Material Adverse Effect on the Company;

(i) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect with respect to the Company; or

(j) agreement or commitment to do any of the foregoing.

3.8. Certain Fees. Except as set forth on Schedule 3.8, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

3.9. Litigation; Labor Matters; Compliance with Laws.

(a) As of the date of this Agreement, there is no suit, action or proceeding or, to the Knowledge of the Company, investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, or, to the Knowledge of the Company, any basis for any such suit, action, proceeding or investigation, in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, or Order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

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(b) The Company is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it, as of the date of this Agreement, the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor, as of the date of this Agreement, is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Company.

(c) The Company is in compliance with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable to the Company or by which the Company or any of its businesses or properties is bound, except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

3.10. Benefit Plans. Except as set forth on Schedule 3.10, the Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, employee stock option or stock purchase plan, severance pay, termination, salary continuation, or employee assistance plan.

3.11. Tax Returns and Tax Payments.

(a) The Company has timely filed with the appropriate taxing authorities all material Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Except as set forth on Schedule 3.11, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or, to the Knowledge of the Company, otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet included in the Company Financial Statements (rather than in any notes thereto). Since the Company Balance Sheet Date, the Company has not incurred any material liability for Taxes outside the ordinary course of business consistent with past practice. As of the Closing Date, the unpaid Taxes of the Company will not materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

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(b) No material claim for unpaid Taxes has been made or asserted in writing against the Company or become a Lien against the property of the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. The Company has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(c) As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

3.12. Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) the Company is in compliance with all Environmental Laws; (ii) the Company has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations; (iii) the Company holds all Permits and authorizations required under applicable Environmental Laws, and is in compliance with all terms, conditions and provisions of all such Permits and authorizations; (iv) no releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property; (v) the Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location; (vi) the Company has no liability, absolute or contingent, under any Environmental Law; and (vii) there are no past, pending or, to the Knowledge of the Company, threatened claims under Environmental Laws against the Company and Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company pursuant to Environmental Laws.

3.13. Material Contract Defaults. Except as set forth on Schedule 3.13, the Company is not, and has not received any written notice or has any Knowledge that any other party is, in Material Contract Default under any Company Material Contract; and, to the Knowledge of the Company, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default under any Company Material Contract. For purposes of this Agreement, a “Company Material Contract” means any Contract that is in effect as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $50,000, (ii) requiring the Company to indemnify any person, other than any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $50,000, including guarantees of such indebtedness.

3.14. Accounts Receivable. All of the accounts receivable of the Company that are reflected on the most recent balance sheet included in the Company Financial Statements or the accounting records of the Company as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown or on the accounting records of the Company.

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3.15. Properties. Except as set forth on Schedule 3.15, the Company has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest balance sheet included in the Company Financial Statements as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Material Liens. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.16. Intellectual Property.

(i) As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology. For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

(ii) Schedule 3.16 sets forth a list, as of the date of this Agreement, of all: (a) Company-Owned IP that is the subject of any issuance, registration, certificate, application or other filing by, to or with any Governmental Authority or authorized private registrar, including registered Marks, registered Copyrights, issued Patents, domain name registrations and pending applications for any of the foregoing; (b) material unregistered Company-Owned IP, including, but not limited to all Software developed by or for the Company; and (c) any Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to the Company on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

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(iii) The Company is the exclusive owner of or, to the Knowledge of the Company, has a valid and enforceable right to use all Intellectual Property listed for the Company in Schedule 3.16 (and any other Intellectual Property required to be listed in Schedule 3.16) as the same are used, sold, licensed and otherwise commercially exploited by the Company, free and clear of all Material Liens,, and no such Intellectual Property has been abandoned, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, the Company-Owned IP and the material] Intellectual Property licensed to it pursuant to, to the Knowledge of the Company, valid and enforceable written license agreements include all of the material Intellectual Property necessary and sufficient to enable the Company to conduct its business in substantially the manner in which such business is currently being conducted. To the Knowledge of the Company, its rights in and to the Company-Owned IP are valid and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(iv) The Company has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company of any infringement, misappropriation, or violation by the Company of any rights of any third party with respect to any Intellectual Property, and the Company is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Company, in each case except for such allegations or claims that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, no third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any Company-Owned IP or Intellectual Property exclusively licensed to the Company, except as would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(v) Except as would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (a) the conduct of the business of the Company is not infringing, misappropriating or otherwise violating any Intellectual Property rights of any third parties, and (b) the Company is not aware of any infringement, misappropriation or violation of any third-party rights which will occur as a result of the continued operation of the Company as presently operated and/or the consummation of the transaction contemplated by this Agreement.

(vi) The Company has taken reasonable measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation), except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(vii) To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to own or use any Intellectual Property owned, used or held for use by it), except for any such effect as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(viii) To the Knowledge of the Company, all necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Company-Owned IP listed (or required to be listed) on Schedule 3.16 have been timely paid and all necessary registrations, documents, certificates and other relevant filings in connection with such Company-Owned IP have been timely filed with the relevant governmental authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Company-Owned IP and all issuances, registrations and applications therefor, except in each case where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, there are no material annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Company-Owned IP within ninety (90) days after the date of this Agreement.

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3.17. Board Recommendation. The Board of Directors of the Company has determined that the terms of the Merger are fair to and in the best interests of the stockholders of the Company and recommended that the Company’s stockholders approve the Merger.

3.18. Undisclosed Liabilities. The Company has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations (i) reflected or reserved against in the Company Financial Statements, (ii) incurred in the ordinary course of business after the Company Balance Sheet Date, (iii) incurred in connection with the transactions contemplated by this Agreement, (iv) disclosed in Schedule 3.18, or (v) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

3.19. No Registration of Securities. The Company understands and acknowledges that the offering, exchange and issuance of Merger Consideration pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering, sale, exchange and issuance of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) and/or Section 3(b) of the Securities Act, and that Parent’s reliance upon such exemption is predicated in part upon the Company’s representations herein and upon the representations contained in the Stockholder Representation Letters, the form of which is attached as Exhibit C to this Agreement.

3.20. Parent Information. The Company acknowledges that it has had access to the documents filed by Parent under the Exchange Act, since the end of its most recently completed fiscal year to the date hereof, and has carefully reviewed the same (“Exchange Act Documents”). The Company has carefully considered the potential risks relating to Parent and investing in the Merger Consideration, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the Company and its stockholders’ entire investment. Among others, the Company has carefully considered each of the risks identified under the caption “Risk Factors” in the Exchange Act Documents, which “Risk Factors” are incorporated herein by reference.

3.21. Full Disclosure. The representations and warranties made by the Company in this Agreement, including the Company Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that, except as set forth in Parent Disclosure Schedule:

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4.1. Organization, Standing and Corporate Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the State of Nevada, as is applicable, and has the requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted. Each of the Parent and Merger Sub holds, to the extent legally required to operate its business as such business is being operated as of the date hereof, all Permits, except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either Parent or Merger Sub. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a Material Adverse Effect with respect to Parent. Shares of common stock of Parent, par value $0.0001 (“Parent Common Stock”), are quoted on the OTC Bulletin Board and the OTC Market Group Inc.’s OTCQB tier under the symbol “ITTC.”

4.2. Subsidiaries. Other than Merger Sub and a subsidiary Parent will establish to effect a name change, Parent has no Subsidiaries.

4.3. Capital Structure of Parent and Merger Sub.

(a) Immediately prior to the issuance of the Merger Consideration at Closing, the authorized capital stock of Parent will consist of (i) 200,000,000 shares of Parent Common Stock, of which the number of shares of Parent Common Stock issued and outstanding shall be an amount equal to thirty five percent (35%) of all of the shares of Parent Common stock issued and outstanding after issuance of the Merger Consideration at Closing, and (ii) 50,000,000 shares of Preferred Stock, par value $0.0001 (“Parent Preferred Stock”), of which no shares will be issued and outstanding, and no shares of Parent Common Stock or Parent Preferred Stock will be issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal Laws concerning the issuance of securities. Except for the Parent Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote). There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which Parent is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent or any of its subsidiaries. There are no agreements or arrangements pursuant to which Parent is or could be required to register shares of Parent Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of Parent with respect to securities of Parent.

(b) Immediately prior to the Closing, the authorized capital stock of Merger Sub will consist of 1,000 shares of Common Stock, $0.001 par value (“Merger Sub Common Stock”), of which no more than 100 shares of Merger Sub Common Stock will be issued and outstanding, and no shares of Merger Sub Common Stock will be issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise. All outstanding shares of capital stock of Merger Sub are owned by Parent and are duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal Laws concerning the issuance of securities. Except for the Merger Sub Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Merger Sub having the right to vote (or convertible into, or exchangeable for, securities having the right to vote). There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Merger Sub is a party or by which Merger Sub is bound obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Merger Sub or obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Merger Sub or obligating Merger Sub to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Merger Sub to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Merger Sub. There are no agreements or arrangements pursuant to which Merger Sub is or could be required to register shares of Merger Sub Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of Merger Sub with respect to securities of Merger Sub. Merger Sub does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise. Merger Sub has not conducted any operations and does not have any assets, liabilities or employees.

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4.4. Corporate Authority; Noncontravention. Each of Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the approval of its stockholders, as applicable, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and when delivered by each of Parent and Merger Sub, shall constitute a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of Parent and Merger Sub under, (i) the articles of incorporation, bylaws, or other charter documents of each of Parent and Merger sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to each of Parent or Merger Sub, each of its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to each of Parent and Merger Sub, each of its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect with respect to Parent or would not prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

4.5. Government Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required to be obtained or made by each of Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub, or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except any filings under the DGCL, the NRS, the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

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4.6. SEC Documents; Undisclosed Liabilities; Financial Statements.

(a) Parent has timely filed all reports, schedules, forms, statements and other documents as required by the Securities and Exchange Commission (the “SEC”) and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in such Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Parent’s independent accountants). Except as set forth in the Parent SEC Documents, at the date of the most recent financial statements of Parent included in the Parent SEC Documents, Parent has not incurred any liabilities or monetary obligations of any nature (whether accrued, absolute, contingent or otherwise), which, individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

(b) Since December 31, 2012 (the “Parent Balance Sheet Date”), there has been no Material Adverse Effect with respect to Parent.

(c) Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as provided in this Agreement, since the Parent Balance Sheet Date, Parent has not (i) issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of Parent or (ii) granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of Parent.

4.7. Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as set forth on Schedule 4.7, since the Parent Balance Sheet Date, Parent has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

(a) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 6.2 without prior consent of the Company;

(b) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement;

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(c) incurrence, assumption or guarantee by Parent of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(d) creation or other incurrence by Parent of any Lien on any asset other than in the ordinary course consistent with past practices;

(e) labor dispute, other than routine, individual grievances, or, to the Knowledge of Parent, any activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any lockouts, strikes, slowdowns, work stoppages, or to the Knowledge of Parent, or threats by or with respect to such employees to do any of the foregoing;

(f) payment, prepayment or discharge of any material liability other than in the ordinary course of business or any failure to pay any material liability when due;

(g) material write-offs or write-downs of any Assets of Parent;

(h) damage, destruction or loss of any Assets of the Company having, or reasonably expected to have, a Material Adverse Effect on Parent;

(i) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect with respect to Parent; or

(j) agreement or commitment to do any of the foregoing.

4.8. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Parent or Merger Sub to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

4.9. Litigation; Labor Matters; Compliance with Laws.

(a) As of the date of this Agreement, there is no suit, action or proceeding or, to the Knowledge of Parent, investigation pending or, to the Knowledge of each of Parent and Merger Sub, threatened against or affecting Parent or Merger Sub or to the Knowledge of Parent, any basis for any such suit, action, proceeding or investigation in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to each of Parent or Merger Sub or prevent, hinder or materially delay the ability of each of Parent and Merger Sub to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, or Order of any Governmental Entity or arbitrator outstanding against Parent or Merger Sub having, or which, insofar as reasonably could be foreseen by Parent or Merger Sub, in the future could have, any such effect.

(b) Each of Parent and Merger Sub is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it, as of the date of this Agreement, the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor, as of the date of this Agreement, is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent.

(c) Each of Parent and Merger Sub is in compliance with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable to each of Parent and Merger Sub or by which Parent or Merger Sub or any of its respective businesses or properties is bound, except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either Parent or Merger Sub.

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4.10. Benefit Plans. Each of Parent and Merger Sub is not a party to any Benefit Plan under which Parent or Merger Sub currently has an obligation to provide benefits to any current or former employee, officer or director of Parent or Merger Sub.

4.11. Tax Returns and Tax Payments.

(a) Parent has timely filed with the appropriate taxing authorities all material Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by Parent has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Parent is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or, to the Knowledge of Parent, otherwise addressed to Parent by a taxing authority in a jurisdiction where Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of Parent did not, as of the Parent Balance Sheet Date, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet included in the Parent SEC Documents (rather than in any notes thereto). Since the Parent Balance Sheet Date, the Parent has not incurred any material liability for Taxes outside the ordinary course of business consistent with past practice. As of the Closing Date, the unpaid Taxes of Parent will not materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of Parent.

(b) No material claim for unpaid Taxes has been made or asserted in writing against Parent or become a Lien against the property of Parent, no audit of any Tax Return of Parent is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Parent and is currently in effect. Parent has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

4.12. Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on each of Parent and Merger Sub, (i) each of Parent and Merger Sub is in compliance with all Environmental Laws; (ii) Parent has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations, which, if determined adversely to Parent, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (iii) each of Parent and Merger Sub holds all Permits and authorizations required under applicable Environmental Laws and is compliance with all terms, conditions and provisions of all such Permits and authorizations; (iv) no releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Parent or Merger Sub or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property; (v) each of Parent and Merger Sub has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location; (vi) each of Parent and Merger Sub has no liability, absolute or contingent, under any Environmental Law; and (vii) there are no past, pending or, to the Knowledge of Parent, threatened claims under Environmental Laws against Parent or Merger Sub and each of Parent and Merger Sub is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Parent or Merger Sub pursuant to Environmental Laws.

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4.13. Material Contract Defaults. Parent is not and has not received any written notice or has any Knowledge that any other party is, in Material Contract Default under any Parent Material Contract; and to the Knowledge of Parent, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default and any Parent Material Contract. For purposes of this Agreement, a “Parent Material Contract” means any Contract that is in effect as of the Closing Date to which the Parent is a party (i) with expected receipts or expenditures in excess of $50,000, (ii) requiring the Parent to indemnify any person, other than any Contract providing for indemnification of customers or other Persons pursuant to Contract entered into in the ordinary course of business, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $50,000, including guarantees of such indebtedness.

4.14. Accounts Receivable. All of the accounts receivable of Parent that are reflected on the most recent balance sheet included in the Parent SEC Documents or the accounting records of Parent as of the Closing (collectively, the “Parent Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Parent Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown or on the accounting records of Parent.

4.15. Properties. Each of Parent and Merger Sub has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest balance sheet included in the Parent SEC Documents as being owned by Parent or Merger Sub or acquired after the date thereof which are, individually or in the aggregate, material to Parent’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Material Liens. Any real property and facilities held under lease by Parent or Merger Sub are held by them under valid, subsisting and enforceable leases of which each of Parent and Merger Sub is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.16. Intellectual Property. Each of Parent and Merger Sub owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of Parent’s and Merger Sub’s licenses to use Software programs are current and have been paid for the appropriate number of users. To the Knowledge of each of Parent and Merger Sub, none of Parent’s or Merger Sub’s Intellectual Property or Parent’s or Merger Sub’s License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Parent or Merger Sub or each of its successors.

4.17. Board Determination. The Board of Directors of each of Parent and Merger Sub has unanimously determined that the terms of the Merger are fair to and in the best interests of Parent and Merger Sub and each of its stockholders.

4.18. Required Parent Share Issuance Approval. Parent represents that the issuance of the Merger Consideration will be in compliance with the NRS and the Articles of Incorporation and Bylaws of Parent.

4.19. Undisclosed Liabilities. Parent has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations (i) reflected or reserved against in the financial statements included in the Parent SEC Documents filed prior to the date hereof, (ii) incurred in the ordinary course of business since the Parent Balance Sheet Date, (iii) incurred in connection with the transactions contemplated by this Agreement, (iv) disclosed in Schedule 4.19, or (v) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

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4.20. Stockholder Affiliate. To the Knowledge of Parent, at the Effective Time immediately after the resignation Parent’s current officers and directors as set forth in Schedule 6.5, none of Parent’s stockholders is deemed an “affiliate” of Parent as defined under the Securities Act.

4.21. Full Disclosure. The representations and warranties made by each of Parent and Merger Sub in this Agreement, including the Parent Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by each of Parent and Merger Sub at the Closing pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

ARTICLE 5

COVENANTS OF THE COMPANY

5.1. Conduct of the Company Business. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, unless consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed, denied, or conditioned), expressly contemplated by this Agreement, required by applicable Law, or as set forth on Schedule 5.1:

(a) engage in any transaction except in the ordinary course of business, or create or suffer to exist any material lien or other encumbrance upon any of its assets which will not be discharged in full prior to the Effective Time;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than in each case in the ordinary course of business and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having business relationships with it, to the end that its goodwill and ongoing business will not be materially impaired prior to the Effective Time;

(d) intentionally permit any Material Adverse Effect to occur with respect to the Company;

(e) make any material change in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any of, or commit or agree to take any of, the foregoing actions.

5.2. Stockholder Approval. The Company will, as promptly as reasonably practicable after the date of this Agreement and in accordance with applicable Law and its Certificate of Incorporation and Bylaws, solicit the affirmative vote or written consent of the holders of a requisite number of the outstanding shares of the Company Common Stock and the Company Preferred Stock approving this Agreement, the Merger and any related matters that require their approval (the “Company Stockholder Approval”). In a timely manner and in accordance with applicable Law and its Certificate of Incorporation and Bylaws, the Company shall prepare and distribute to holders of Shares notice of (i) the Company Stockholder Approval and (ii) appraisal rights pursuant to the applicable provisions of the DGCL. The information contained in such notice shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made in such notice based on information supplied by Parent or Merger Sub.

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5.3. Satisfaction of Conditions Precedent. Upon the terms and subject to the conditions set forth in this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company will use its commercially reasonable efforts to (i) satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8 and (ii) cause the Merger and the other transactions contemplated by this Agreement to be consummated.

5.4. No Other Negotiations. As of the date of this Agreement, the Company has not entered into any agreement or understanding with, and is not engaging in any discussions with, any third party concerning an Alternative Acquisition (as defined below), including, without limitation, any agreement or understanding that would require the Company to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, directly or indirectly, (a) initiate, solicit, knowingly encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than Parent and its Affiliates, involving any recapitalization, restructuring, financing, merger, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of the Company which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger (any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as an “Alternative Acquisition”), (b) provide information with respect to the Company to any Person, other than Parent and its Affiliates, relating to a possible Alternative Acquisition by any Person, other than Parent and its Affiliates, (c) enter into an agreement with any Person, other than Parent and its Affiliates, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent and its Affiliates.

If the Company receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably be expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to the Company, the Company shall promptly notify Parent thereof, including the identity of the party making any such offer, inquiry or proposal and the material terms of such offer, inquiry or proposal, as the case may be, and shall keep Parent reasonably informed of any developments with respect to same.

5.5. Access. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall afford to Parent, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access, upon advance notice during normal business hours and in a manner as shall not unreasonably interfere with the business or operations of the Company, to all of the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish reasonably promptly to Parent, (a) a copy of each report, schedule, and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Parent or its representatives may reasonably request. The Company shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

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5.6. Notification of Certain Matters. The Company shall give prompt notice to Parent of any event, change or effect between the date of this Agreement and the Effective Time that causes or is reasonably likely to cause the failure of the any of the conditions set forth in Sections 8.2(a), 8.2(b) or 8.2(e) to be satisfied.

ARTICLE 6

COVENANTS OF PARENT

6.1. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

6.2. Conduct of the Parent Business. From the date of this Agreement until earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent shall not, and shall not permit Merger Sub to, unless consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed, denied, or conditioned), expressly contemplated by this Agreement, required by applicable Law, or as set forth on Schedule 6.2:

(a) engage in any transaction except in the ordinary course of business, or create or suffer to exist any material lien or other encumbrance upon any of its assets which will not be discharged in full prior to the Effective Time;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than in each case in the ordinary course of business and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having business relationships with it, to the end that its good will and ongoing business will not be materially impaired prior to the Effective Time;

(d) intentionally permit any Material Adverse Effect to occur with respect to the Parent;

(e) make any material change with respect in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any of, or commit or agree to take any of, the foregoing actions.

6.3. Access. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, Parent shall afford to the Company, and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company, reasonable access, upon advance notice, during normal business hours and in a manner as shall not unreasonably interfere with the business or operations of the Company, to all of the Parent’s properties, books, contracts, commitments, personnel and records and, during such period, the Parent shall reasonably furnish promptly to the Company, (a) a copy of each report, schedule, registration statements and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as the Company or its representatives may reasonably request. Parent shall not be required to provide access to or disclose information where such access or disclosure would not jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

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6.4. Notification of Certain Matters. Parent shall give prompt notice to the Company of any event, change or effect between the date of this Agreement and the Effective Time that causes or is reasonably likely to cause the failure of any of the conditions set forth in Sections 8.3(a), 8.3(b) or 8.3(e) to be satisfied.

6.5. Director and Officer Appointments and Resignations; Amendments to Articles of Incorporation and Bylaws of Parent; Forward Stock Split. As of the Effective Time, Parent shall have taken all action to (i) cause the persons as set forth on Schedule 6.5 to be appointed Parent’s directors and officers, (ii) cause the current officers and directors of Parent as set forth on Schedule 6.5 to have resigned from Parent, (iii) cause the Articles of Incorporation of Parent to be amended, in form and substance reasonably satisfactory to the Company, (iv) cause the Bylaws of Parent to be amended, in form and substance reasonably satisfactory to the Company, and (v) effect a forward stock split (the “Forward Stock Split”) in the form of a dividend at a ratio calculated by dividing (A) the total number of shares of Parent Common Stock equal to thirty-five percent (35%) of all of the shares of Parent Common stock issued and outstanding after issuance of the Merger Consideration at Closing by (B) the total number of shares of Parent Common Stock issued and outstanding after giving effect to the stock surrender and cancellation described in Section 8.3(k) (and such other cancellations of shares of Parent Common Stock that are necessary to effect the intent of the parties that, as of the Effective Time, the shares of Parent Common Stock constituting the Merger Consideration, in the aggregate, will represent 65% of the aggregate issued and outstanding shares of Parent Common Stock (calculated assuming the grants and exercises of warrants and options described in Section 2.1(b)(i))).

6.6. Satisfaction of Conditions Precedent. Upon the terms and subject to the conditions set forth in this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent will use its commercially reasonable efforts to (i) satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8 and (ii) cause the Merger and the other transactions contemplated by this Agreement to be consummated.

6.7. Equity Incentive Plan. As soon as practicable following the Closing Date, Parent shall take all action to cause its Board of Directors and its stockholders, as applicable, to approve an equity incentive plan.

6.8. No other Negotiations. As of the date of this Agreement, Parent has not entered into any agreement or understanding with, and is not engaging in any discussions with, any third party concerning a Parent Alternative Acquisition (as defined below), including, without limitation, any agreement or understanding that would require Parent to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent shall not, directly or indirectly, (a) initiate, solicit, knowingly encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than the Company and its Affiliates, involving any recapitalization, restructuring, financing, merger, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of Parent which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger (any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as a “Parent Alternative Acquisition”), (b) provide information with respect to Parent to any Person, other than the Company and its Affiliates, relating to a possible Parent Alternative Acquisition by any Person, other than the Company and its Affiliates, (c) enter into an agreement with any Person, other than the Company and its Affiliates, providing for a possible Parent Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Parent Alternative Acquisition by any Person, other than by the Company and its Affiliates.

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If Parent receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to a Parent Alternative Acquisition, or that could reasonably be expected to lead to a Parent Alternative Acquisition, or any request for nonpublic information relating to Parent, Parent shall promptly notify the Company thereof, including the identity of the party making any such offer, inquiry or proposal and the material terms of such offer, inquiry or proposal, as the case may be, and shall keep the Company reasonably informed of any developments with respect to same.

ARTICLE 7

COVENANTS OF PARENT AND THE COMPANY

7.1. Notices of Certain Events. The Company and Parent shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 3 or 4 or that relate to the consummation of the transactions contemplated by this Agreement or any other development causing a breach of any representation or warranty made by a party hereunder.

7.2. Public Announcements; Confidentiality. No party shall have the right to issue any press release or other public statement with respect to this Agreement or the transactions contemplated herein without the prior written consent of each other party (not to be unreasonably withheld, delayed, denied, or conditioned), except as required by Law. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, and shall cause their respective Affiliates to, hold in confidence and not use, and shall use their respective reasonable best efforts to cause their respective representatives to hold in confidence and not use, any and all non-public, confidential, or proprietary information, whether written or oral, concerning the other party, including, without limitation, any such information obtained pursuant to Section 5.5 or 6.3, as applicable, except to the extent that Parent and Merger Sub, on the one hand, or the Company, on the other hand, as the case may be, can show that such information: (a) is generally available to and known by the public through no fault of such party or any of its Affiliates or their respective representatives; (b) is lawfully acquired by such party, any of its Affiliates or their respective representatives from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (c) is required to be disclosed by the requirements of the SEC or any Self Regulatory Organization. If Parent or Merger Sub, on the one hand, or the Company, on the other hand, as the case may be, or any of its Affiliates or their respective representatives is compelled to disclose any information by judicial or administrative process or by other requirements of Law, such compelled party shall promptly notify the other party in writing and shall disclose only that portion of such information that such compelled party is advised by its counsel in writing is legally required to be disclosed, provided that such compelled party shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

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7.3. Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed before the Effective Time. Parent, Merger Sub and the Company agree that the Company (prior to the Merger) and the Surviving Corporation (following the Merger) will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the Merger or the surrender of the Shares pursuant to the Merger (collectively, “Transfer Taxes”), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares other than as a result of the Merger, and any penalties or interest with respect to the Transfer Taxes. The Company agrees to cooperate with Parent in the filing of any returns with respect to the Transfer Taxes.

7.4. Reasonable Efforts. The parties further agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, Permits, authorizations, Orders and approvals from Governmental Entities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on the Company, Parent or Merger Sub from occurring prior to or after the Effective Time, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

7.5. Fees and Expenses. If the Merger is consummated, all fees and expenses incurred by the Company, Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company. If the Merger is not consummated, all fees and expenses incurred by the Company, Parent or Merger Sub in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses. Fees and expenses incurred by any party in connection with the transactions contemplated by this Agreement shall include, without limitation, out-of-pocket fees and expenses incurred for legal, financial, accounting and other advisors.

7.6. Transfer Restrictions.

(a) The Company realizes that the Merger Consideration is not registered under the Securities Act, or any foreign or state securities Laws. The Company agrees that the Merger Consideration may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred (collectively, a “Transfer”) by the recipient thereof except in compliance with the Securities Act, if applicable, and applicable foreign and state securities Laws. The Company understands that the Merger Consideration can only be Transferred pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The Company understands that to Transfer the Merger Consideration may require in some jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction.

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(b) To enable Parent to enforce the transfer restrictions contained in Section 7.6(a), the Company hereby consents to the placing of legends upon, and stop-transfer orders with the transfer agent of the Common Stock with respect to the Merger Consideration, including, without limitation, the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, MORTGAGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, OR (II) IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT, OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY AND ITS COUNSEL.”

7.7. Current Report; Registration Statement. Within four (4) business days of the Closing Date, Parent shall file (i) a Current Report on Form 8-K with the SEC containing information about the Merger and pro forma financial statements of Parent and the Company and audited financial statements of the Company as required by Regulation S-K under the Securities Act (the “8-K Report”) and (ii) a Registration Statement on Form 8-A with the SEC registering the class of Parent Common Stock pursuant to the Exchange Act. The information contained in the 8-K Report shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE 8

CONDITIONS TO MERGER

8.1. Condition to Obligation of Each Party to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing prior to the Effective Time of the following conditions:

(a) No Injunctions. No temporary restraining Order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing or prohibiting the consummation of the Merger or the other transactions contemplated herein shall be in effect; provided, however, that each party shall have used its commercially reasonable efforts to prevent the entry of any such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions that may be entered.

(b) Company Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company’s stockholders in accordance with the Company’s Certificate of Incorporation and the DGCL.

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(c) Conversion of Company Preferred Stock. All of the issued and outstanding shares of Company Preferred Stock shall have been converted into shares of Company Common Stock (the “Preferred Conversion”).

8.2. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate delivered to Parent pursuant hereto shall be true and correct as of immediately prior to the Effective Time with the same force and effect as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Executive Officer of the Company.

(b) Agreements and Covenants. The Company shall have performed in all material respects, or complied with in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them prior to the Effective Time, and Parent shall have received a certificate to such effect signed by the President and Chief Executive Officer of the Company.

(c) Certificate of Secretary. The Company shall have delivered to Parent a certificate executed by the Secretary of the Company certifying: (i) resolutions duly adopted by the Board of Directors and stockholders of the Company authorizing this Agreement and the Merger; (ii) the Certificate of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time, including all amendments thereto; (iii) the Merger Consideration Certificate; and (iv) the incumbency of the officers of the Company executing this Agreement and all agreements and documents contemplated hereby.

(d) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on the Company or the Surviving Corporation.

(e) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect with respect to the Company.

(f) Dissenting Shares. The number of Dissenting Shares for which demands for an appraisal thereof have not been withdrawn or for which the holders thereof have not failed to perfect or otherwise waived or lost appraisal rights under the applicable provisions of the DGCL shall not exceed three percent (3%) of the Shares.

(g) Audited Financial Statements. Parent shall have received from the Company the Company Financial Statements, the audited financial statements of the Company for the fiscal year ended December 31, 2012, any unaudited financial statements for periods after December 3l, 2012 required to be included in the 8-K Report, and proforma financial statements as of the day prior to the Closing Date in form and content required to be included in the 8-K Report.

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(h) Securities Act Exemption. Parent shall have received evidence regarding the Company’s stockholders, including in certain cases, a Stockholder Representation Letter in the form attached hereto as Exhibit C, such that Parent is reasonably satisfied that the issuance of Parent Common Stock pursuant to the Merger is exempt from the registration requirements of the Securities Act.

8.3. Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement and in any certificate delivered to the Company pursuant hereto shall be true and correct as of immediately prior to the Effective Time with the same force and effect as if made at and as such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, and the Company shall have received a certificate to such effect signed by the President and the Chief Executive Officer of Parent.

(b) Agreements and Covenants. Parent and Merger Sub shall have performed in all material respects, or complied with in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Chief Executive Officer of Parent.

(c) Certificate of Secretary. Parent shall have delivered to the Company a certificate executed by the Secretary of Parent certifying: (i) resolutions duly adopted by the Board of Directors and stockholders of Parent and Merger Sub, respectively, authorizing this Agreement and the Merger; (ii) the Articles of Incorporation and Bylaws of Parent as in effect immediately prior to the Effective Time, including all amendments thereto; and (iii) the incumbency of the officers of Parent executing this Agreement and all agreements and documents contemplated hereby.

(d) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub, respectively, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on Parent or Merger Sub.

(e) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on Parent or Merger Sub.

(f) Financing. At or prior to the Effective Time, the Company shall have received no less than $4,000,000 and no more than $5,500,000 in aggregate proceeds from a private offering of shares of Company Common Stock at $0.75 per share.

(g) Officers and Directors. Parent shall deliver to the Company evidence of appointment of those new directors and officers as further described in Section 6.5. Parent shall have delivered to each new director an executed indemnification agreement in substantially the form attached hereto as Exhibit D. Parent shall also have delivered to the Company a letter of resignation executed by each Parent officer and director further described in Section 6.5 to be effective at the Effective Time.

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(h) Amendments to Articles of Incorporation and Bylaws. Parent shall have effected the amendments to its Articles of Incorporation and Bylaws as further described in Section 6.5.

(i) Forward Stock Split. Parent shall have effected the Forward Stock Split.

(j) Escrow. No less than twenty percent (20%) of the outstanding publicly tradeable shares of Parent Common Stock shall be held in an escrow on terms reasonably acceptable to the Company.

(k) Stock Surrender and Cancellation. On or prior to the Effective Time, all of the shares of Parent Common Stock held by each of Mohamad Adbel Hadi and Eiman Saleh, each a former officer and director of Parent, will be surrendered for cancellation.

(l) Stockholder List. Immediately prior to Closing, Parent shall provide the Company with a list of stockholders prepared by Parent’s Transfer Agent listing the names and holdings of each holder of record of Parent Common Stock. With respect to any shares of Parent Common Stock held in the name of Cede & Co. or any other depositary, Parent shall provide the name of the actual beneficial holder. Based upon such information, the Company shall be reasonably satisfied that the shares of Parent Common Stock held by such persons are freely tradeable (subject to the escrow described above, if applicable).

ARTICLE 9

TERMINATION

9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the Company:

(a) by mutual written agreement of the Company and Parent duly authorized by the Boards of Directors of the Company and Parent;

(b) by either the Company or Parent, if the other party (which, in the case of Parent, shall mean Parent and Merger Sub) has breached any representation, warranty, covenant or agreement of such other party set forth in this Agreement and such breach has resulted or is reasonably be expected to result in a Material Adverse Effect on such other party or would prevent or materially delay the consummation of the Merger;

(c) by either the Company or Parent, if all the conditions to the obligations of such party for Closing the Merger shall not have been satisfied or waived on or before the Final Date (as defined below); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, such failure; or

(d) by the Company or Parent, if any Law, permanent injunction or other Order by any Governmental Entity which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued, entered, or enacted and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(e) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, entry, or enactment of any such Law or Order.

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As used herein, the “Final Date” shall be July 1, 2013.

9.2. Notice of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other party hereto specifying with reasonable particularity the reason for such termination.

9.3. Effect of Termination. In the case of any termination of this Agreement as provided in this Section 9, this Agreement shall be of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or representative of such party) to any other party hereto, except (i) with respect to Section 7.2, this Section 9.3, Article 10 and Article 11 (and any related definitions contained in any such Sections or Articles), which shall remain in full force and effect and (ii) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

ARTICLE 10

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Article 10 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time.

ARTICLE 11

GENERAL PROVISIONS

11.1. Notices. All notices, requests, consents, claims, demands, waivers, and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified (with receipt confirmation of receipt); (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying not later than two day delivery, with written verification of receipt. All such communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be specified in a written notice given in accordance with this Section):

(a) If to Parent or Merger Sub:

Inventtech, Inc.
1736 Angel Falls Street

Las Vegas, Nevada 89142

Attn: Bryson Ishii, President

with a copy to (which shall not constitute notice):

Greenberg Traurig, LLP
1201 K Street, Suite 1100

Sacramento, California 95814
Attn: Mark C. Lee
Ph: (916) 442-1111
Fax: (916) 448-1709

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(b) If to the Company:

Flex Power Generation, Inc.
9400 Toledo Way

Irvine, California 92618

Attn: Boris Maslov, President

Ph: (949) 616-3300
Fax: (949) 616-3399

with a copy to (which shall not constitute notice):

Baker & Hostetler LLP

600 Anton Blvd., Suite 900

Costa Mesa, California 92626

Attn: Randolf W. Katz

Ph: (714) 966-8807
Fax: (714) 966-8802

11.2. Amendment. At any time prior to the Effective Time and to the extent permitted by Law, this Agreement may be amended by a writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties, whether before or after the Company Stockholder Approval has been obtained; provided, that after any such Company Stockholder Approval, there shall be made no amendment that pursuant to the DGCL or other applicable Law requires further approval by such stockholders without such further approval of such stockholders.

11.3. Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may with respect to the other party(ies) hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) unless prohibited by applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

11.4. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

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11.7. Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule together with the other Transaction Documents and the exhibits and schedules attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof.

11.8. Assignment. No party may assign this Agreement or assign its rights or delegate its duties hereunder (by operation of Law or otherwise) without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

11.9. Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns and respective successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

11.10. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with the Laws of the State of Delaware as applied to Contracts that are executed and performed in Delaware, without regard to the principles of conflicts of Law thereof.

11.11. Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties. This Agreement, to the extent a signed version hereof or signature hereto is delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

11.12. Attorneys Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

11.13. Representation. The parties to this Agreement, and each of them, acknowledge, agree, and represent that it: (a) has been represented in connection with the negotiation and preparation of this Agreement by counsel of that party’s choosing; (b) has read this Agreement and has had it fully explained by its counsel; (c) is fully aware of the contents and legal effect of this Agreement; and (d) enters into and signs the same by its own free will.

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11.14. Drafting. The parties to this Agreement acknowledge that each of them have participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by both parties. The parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

11.15. Interpretation. For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to a “party” or “parties” shall mean Parent and/or Merger Sub, on the one hand, and the Company, on the other hand, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule and the Parent Disclosure Schedule.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

INVENTTECH, INC., a Nevada corporation

By:
Name:	Bryson Ishii
Title:	President

FLEX MERGER ACQUISITION SUB, INC., a Delaware corporation

By:
Name:	Bryson Ishii
Title:	President

FLEX POWER GENERATION, INC., a Delaware corporation

By:
Name:	Boris Maslov
Title:	President

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EXHIBIT A

CERTAIN DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:

“8-K Report” shall have the meaning as set forth in Section 7.7 of the Agreement.

“Accounts Receivable” shall have the meaning as set forth in Section 3.14 of the Agreement.

“Affiliate(s)” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Alternative Acquisition” shall have the meaning as set forth in Section 5.4 of the Agreement.

“Agreement” shall have the meaning as set forth in the Preamble.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Benefit Plans” shall have the meaning as set forth in Section 3.10 of the Agreement.

“Claims and Liabilities” shall have the meaning as set forth in Section 8.1(a) of the Agreement.

“Closing” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Closing Date” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning as set forth in the Preamble.

“Company Balance Sheet Date” shall have the meaning as set forth in Section 3.6 of the Agreement.

“Company Common Stock” means the shares of Common Stock, par value $0.001 per share, of the Company.

“Company Disclosure Schedule” shall have the meaning as set forth in the opening paragraph of Article 3 of the Agreement.

“Company Financial Statements” shall have the meaning as set forth in Section 3.6 of the Agreement.

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“Company Material Contract” shall have the meaning as set forth in Section 3.13 of the Agreement.

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company.

“Company Preferred Stock” means the shares of Preferred Stock, par value $0.001 per share, of the Company, including shares of (i) Series A Preferred Stock, (ii) Series B Preferred Stock, (iii) Series C Preferred Stock, and (iv) Series D Preferred Stock.

“Company Stockholder Approval” shall have the meaning as set forth in Section 5.2 of the Agreement.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person’s capital stock, Assets or business.

“Copyright” shall have the meaning as set forth in Section 3.16 of the Agreement.

“Default” means (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

“Delaware Certificate of Merger” shall have the meaning set forth in Section 1.3 of the Agreement.

“DGCL” means the Delaware General Corporation Law.

“Dissenting Shares” shall have the meaning as set forth in Section 2.3 of the Agreement.

“Effective Time” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Electronic Delivery” shall have the meaning as set forth in Section 11.11 of the Agreement.

“Environmental Laws” mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, Permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Material or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Material or wastes or the clean-up or other remediation thereof.

“Exchange Act Documents” shall have the meaning as set forth in Section 3.20 of the Agreement.

“Final Date” shall have the meaning as set forth in Section 9.1 of the Agreement.

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“FINRA” means The Financial Industry Regulatory Authority.

“Forward Stock Split” shall have the meaning as set forth in Section 6.5 of the Agreement.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

“Intellectual Property” shall have the meaning as set forth in Section 3.16 of the Agreement.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Marks” shall have the meaning as set forth in Section 3.16 of the Agreement.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the results of operations of such Person and its Subsidiaries taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in United States generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“Material Contract Default” means a default under any Contract which would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages in excess of $50,000 (either individually or in the aggregate with all other such claims under that contract) or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such Contract.

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“Merger” shall have the meaning as set forth in the Recitals.

“Merger Consideration” shall have the meaning as set forth in Section 2.1(b)(i) of the Agreement.

“Merger Consideration Certificate” shall have the meaning as set forth in Section 2.1(b)(ii) of the Agreement.

“Merger Sub” shall have the meaning as set forth in the Preamble.

“Merger Sub Common Stock” shall have the meaning as set forth in Section 4.3(b) of the Agreement.

“NRS” shall have the meaning as set forth in Section 2.2(a) of the Agreement.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

“Parent” shall have the meaning as set forth in the Preamble.

“Parent Accounts Receivable” shall have the meaning as set forth in Section 4.14 of the Agreement.

“Parent Alternative Acquisition” shall have the meaning as set forth in Section 6.8 of the Agreement.

“Parent Balance Sheet Date” shall have the meaning as set forth in Section 4.6 of the Agreement.

“Parent Common Stock” shall have the meaning as set forth in Section 4.1 of the Agreement.

“Parent Disclosure Schedule” shall mean the written disclosure schedule delivered prior to the execution of the Agreement by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Parent Material Contract” shall have the meaning as set forth in Section 4.13 of the Agreement.

“Parent Preferred Stock” shall have the meaning as set forth in Section 4.3(a) of the Agreement.

“Parent SEC Documents” shall have the meaning as set forth in Section 4.6 of the Agreement.

“Patent” shall have the meaning as set forth in Section 3.16 of the Agreement.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Permit” means any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

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“Preferred Conversion” shall have the meaning as set forth in Section 8.1(c) of the Agreement.

“Regulatory Authorities” means, collectively, the Federal Trade Commission, the United States Department of Justice, United States Department of Transportation, Federal Railroad Administration, United States Environmental Protection Agency, and all foreign, federal, state and local regulatory agencies and other Governmental Entities or bodies having jurisdiction over the parties and their respective Assets, employees, businesses and/or Subsidiaries, including FINRA and the SEC.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange act of 1934, as amended.

“Share” or “Shares” shall have the meaning as set forth in Section 2.1(b)(i) of the Agreement.

“Software” shall have the meaning as set forth in Section 3.16 of the Agreement.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Surviving Corporation” shall have the meaning as set forth in Section 1.1 of the Agreement.

“Tax” or “Taxes” means all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, real property, personal property, alternative or add-on minimum, estimated, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors, together with all interest, penalties and additions imposed with respect to such amounts.

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“Tax Return” shall have the meaning as set forth in Section 3.11 of the Agreement.

“Technology” shall have the meaning as set forth in Section 3.16 of the Agreement.

“Trade Secret” shall have the meaning as set forth in Section 3.16 of the Agreement.

“Transaction Documents” means the Agreement and any other document executed and delivered pursuant hereto, together with any exhibits or schedules to such documents.

“Transfer” shall have the meaning as set forth in Section 7.6 of the Agreement.

“Transfer Agent” shall mean Empire Stock Transfer, Inc.

“Transfer Taxes” shall have the meaning as set forth in Section 7.3 of this Agreement.

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